Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
 (baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES EXPECTS TO MEET OR EXCEED THE HIGH END OF ITS SALES AND EARNINGS GUIDANCE FOR FY 2012

HOUSTON, TX, January 16, 2013 - Stage Stores, Inc. (NYSE: SSI) announced today that it expects to meet or exceed the high end of its previously issued sales and earnings guidance for the 2012 fiscal year.  As a reminder, Michael Glazer, President and Chief Executive Officer, will be presenting today at the 15th Annual ICR XChange Conference.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody's, Palais Royal, Peebles, Stage and Steele's names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 865 stores in 40 states.  The Company also has an eCommerce website.  For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

Caution Concerning Forward-Looking Statements
This document contains "forward-looking statements". Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company's expectations that it will meet or exceed the high end of its previously issued sales and earnings guidance for the 2012 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on March 28, 2012, and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document.  We do not undertake to update our forward-looking statements.

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